Exhibit 8.1 - List of Subsidiaries

1.	a.u. Vista Inc., a corporation organized under the laws of California, United States of America;
2.	AFPD Pte., Ltd., a corporation organized under the laws of Singapore;
3.	AU Optronics (Czech) s.r.o., a corporation organized under the laws of the Czech Republic;
4.	AU Optronics (Kunshan) Co., Ltd., a corporation organized under the laws of the People’s Republic of China;
5.	AU Optronics (L) Corp., a corporation organized under the laws of Malaysia;
6.	AU Optronics (Shanghai) Co., Ltd., a corporation organized under the laws of the People’s Republic of China;
7.	AU Optronics (Slovakia) s.r.o., a corporation organized under the laws of Slovakia;
8.	AU Optronics (Suzhou) Corp., Ltd., a corporation organized under the laws of the People’s Republic of China;
9.	AU Optronics (Xiamen) Corp., a corporation organized under the laws of the People’s Republic of China;
10.	AU Optronics Corporation America, a corporation organized under the laws of California, United States of America;
11.	AU Optronics Corporation Japan, a corporation organized under the laws of Japan;
12.	AU Optronics Europe B.V., a corporation organized under the laws of the Netherlands;
13.	AU Optronics Korea Ltd., a corporation organized under the laws of South Korea;
14.	AU Optronics Manufacturing (Shanghai) Corp., a corporation organized under the laws of the People’s Republic of China;
15.	AU Optronics Singapore Pte. Ltd., a corporation organized under the laws of Singapore;
16.	AUO Care Information Tech. (Suzhou) Co., Ltd., a corporation organized under the laws of the People’s Republic of China;
17.	AUO Crystal (Malaysia) Sdn. Bhd., a corporation organized under the laws of Malaysia;
18.	AUO Crystal Corp., a corporation organized under the laws of the Republic of China;
19.	AUO Energy (Tianjin) Corp., a corporation organized under the laws of the People’s Republic of China;
20.	AUO Green Energy America Corp., a corporation organized under the laws of Delaware, United States of America;
21.	AUO Green Energy Europe B.V., a corporation organized under the laws of the Netherlands;
22.	BriView (Hefei) Co., Ltd., a corporation organized under the laws of the People’s Republic of China;
23.	BriView (L) Corp., a corporation organized under the laws of Malaysia;
24.	BriView (Xiamen) Corp., a corporation organized under the laws of the People’s Republic of China;
25.	ComQi Canada Inc., a corporation organized under the laws of Canada;
26.	ComQi Holdings Ltd., a corporation organized under the laws of the United Kingdom;
27.	ComQi Inc., a corporation organized under the laws of New York, United States of America;
28.	ComQi Ltd., a corporation organized under the laws of Israel;
29.	ComQi UK Ltd., a corporation organized under the laws of the United Kingdom;

30.	Darwin Precisions Corporation, a corporation organized under the laws of the Republic of China;
31.	Darwin Precisions (Hong Kong) Limited, a corporation organized under the laws of Hong Kong;
32.	Darwin Precisions (L) Corp., a corporation organized under the laws of Malaysia;
33.	Darwin Precisions (Slovakia) s.r.o., a corporation organized under the laws of Slovakia;
34.	Darwin Precisions (Suzhou) Corp., a corporation organized under the laws of the People’s Republic of China;
35.	Darwin Precisions (Xiamen) Corp., a corporation organized under the laws of the People’s Republic of China;
36.	Edgetech Data Technologies (Suzhou) Corp., Ltd., a corporation organized under the laws of the People’s Republic of China;
37.	Force International Holding Ltd., a corporation organized under the laws of British Virgin Islands;
38.	Forefront Corporation, a corporation organized under the laws of Mauritius;
39.	Forhouse Electronics (Suzhou) Co., Ltd., a corporation organized under the laws of the People’s Republic of China;
40.	Forhouse International Holding Ltd., a corporation organized under the laws of British Virgin Islands;
41.	Fortech Electronics (Kunshan) Co., Ltd., a corporation organized under the laws of the People’s Republic of China;
42.	Fortech Electronics (Suzhou) Co., Ltd., a corporation organized under the laws of the People’s Republic of China;
43.	Fortech International Corp., a corporation organized under the laws of Mauritius;
44.	Forward Optronics International Corp., a corporation organized under the laws of Samoa;
45.	Konly Venture Corp., a corporation organized under the laws of the Republic of China;
46.	Mega Insight Smart Manufacturing (Suzhou) Corp., Ltd., a corporation organized under the laws of the People’s Republic of China;
47.	M.Setek Co., Ltd., a corporation organized under the laws of Japan;
48.	Prime Forward International Ltd., a corporation organized under the laws of Samoa;
49.	Ronly Venture Corp., a corporation organized under the laws of the Republic of China;
50.	Sanda Materials Corporation, a corporation organized under the laws of the Republic of China;
51.	Space Money Inc., a corporation organized under the laws of the Republic of China;
52.	Suzhou Forplax Optronics Co., Ltd., a corporation organized under the laws of the People’s Republic of China;
53.	U-Fresh Technology Inc., a corporation organized under the laws of the Republic of China; and
54.	U-Fresh Technology (Suzhou) Co., Ltd., a corporation organized under the laws of the People’s Republic of China.